Exhibit 16(a)

                         FLEMING MUTUAL FUND GROUP, INC.

                                 CODE OF ETHICS

                            Adopted Under Rule 17j-1

     While affirming its confidence in the integrity and good faith of all of its officers and directors, Fleming Mutual Fund Group, Inc. (the "Fund") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers and directors could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Fund, in a position where their personal interest may conflict with that of the Fund.

     In view of the foregoing and the provisions of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.   STATEMENT OF GENERAL PRINCIPLES

     In recognition of the trust and confidence placed in the Fund by its shareholders, and to give effect to the Fund's belief that its operations should be directed to the benefit of its shareholders, the Fund hereby adopts the following general principles to guide the actions of its directors and officers.

     A. The interests of the Fund's shareholders are paramount, and all Fund officers and directors must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

     B. All personal transactions in securities by Fund officers and directors must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Fund and its shareholders.

     C. All Fund officers and directors must avoid actions or activities that allow a person to profit or benefit from his or her position with respect to the Fund, or that otherwise bring into question the person's independence or judgment.

II.  DEFINITIONS

     A.   "Access  Person"  shall mean (i) each director or officer of the Fund;
          (ii) each employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund or any series thereof (herein a "portfolio"), or whose functions relate to the making of any recommendations with respect to such purchases or sales (THE FUND DOES NOT CURRENTLY HAVE ANY EMPLOYEES); and (iii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to or by the Fund with respect to the purchase or sale of a Security by the Fund (THE FUND DOES NOT CURRENTLY HAVE ANY NATURAL CONTROL PERSONS).

     B. "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

     C.   The "Compliance Officer" is Larry A. Kimmel.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

     E. "High quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest ratings categories by a nationally recognized statistical rating organization.

     F. "Independent Director" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     G. "Investment Personnel" means: (i) any employee of the Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund (or a portfolio); and (ii) any natural person who "controls" the Fund and who obtains information about recommendations made to the Fund regarding the purchase or sale of securities by the Fund (or a portfolio).

     H. "IPO" (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     I. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

     J. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     K. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the U.S. Government; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; and shares of registered, open-end mutual funds.

     L. A "Security held or to be acquired" by the Fund (or any portfolio) means: (i) any Security which, within the most recent 15 days, (a) is or has been held by the Fund or any portfolio thereof; or (b) is being or has been considered by the Fund's investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (i) of this definition.

     M. A security is "being purchased or sold" by the Fund (or any portfolio) from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

III. PROHIBITIONS AND RESTRICTIONS

     A. General Prohibitions. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any portfolio of the Fund:

          1.   Employ any device, scheme or artifice to defraud the Fund;

          2. Make to the Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

          4.   Engage in any manipulative practice with respect to the Fund.

     B. Gifts. During any calendar year, no Access Person shall accept or receive any gift(s) of more than $100 in aggregate value from any person or entity that does business with or on behalf of the Fund.

     C. Pre-Approval of IPOs and Limited Offerings. Investment Personnel must obtain approval from the Compliance Officer before purchasing or acquiring any security in an IPO or limited offering. The Compliance Officer will document any such approval, including the rationale for granting the approval. The Fund will maintain a record of every decision, and the reasons supporting the decision, to approve the acquisition of securities offered in connection with an IPO or limited offering for a period of five years from the date which the approval is granted. The Fund currently does not have any Investment Personnel.

IV.  INITIAL AND ANNUAL HOLDINGS REPORTS

     A. Each Access Person (other than the Fund's Independent Directors) must provide to the Compliance Officer a complete listing of all such Securities the person beneficially owns and all accounts in which any securities are held for the direct or indirect benefit of the person. The listing need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control.

          The initial listing must be submitted to the Compliance Officer within 10 days of the date upon which such person first becomes an Access Person of the Fund. Each update thereafter must be provided no later than 30 days after the start of the subsequent year, and current as of a date no more than 30 days before the report is submitted. An Initial Holdings Report Form and an Annual Holdings Report Form are attached as Appendix I and Appendix II, respectively.

     B. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

V.   QUARTERLY REPORTING

     A. Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Each Access Person must also report any securities accounts established during the quarter. The Compliance Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and accounts established to an officer designated by the President of the Fund to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Compliance Officer. The reports need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

     B. Every report shall be submitted to the Compliance Officer NO LATER THAN 10 days after the end of each calendar quarter, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

          1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

          2. The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

          3.   The price of the Security at which the transaction was effected;

          4. The name of the broker, dealer or bank with or through which the transaction was effected;

          5.   The date the report is submitted by the Access Person; and

          6. With respect to any account established by the Access Person during the quarter in which any securities are held for the direct or indirect benefit of the Access Person, the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

     C. In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

     D. An Access Person need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Compliance Officer NO LATER THAN 10 days after the end of the calendar quarter. Please see the Compliance Officer for more information about this reporting mechanism.

     E. An Independent Director shall report transactions in Securities only if the Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known, that during the 15-day period immediately preceding or following the date of the transaction, such Security was purchased or sold, or was being considered for purchase or sale, by the Fund. The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund's portfolio holdings, market considerations, or the Fund's investment policies, objectives and restrictions.

VI.  REVIEW AND ENFORCEMENT OF THE CODE

     A. The Compliance Officer will be appointed by the Fund's President to perform the duties described herein.

     B. The Compliance Officer shall notify each person who becomes an Access Person of the Fund and who is required under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting. The Compliance Officer shall create and thereafter maintain a list of all Access Persons of the Fund.

     C. The Compliance Officer will, on a quarterly basis, compare all reported personal Securities transactions with completed portfolio transactions of the Fund and a list of Securities being considered for purchase or sale by the Fund's investment adviser(s) to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Compliance Officer shall give such person an opportunity to supply explanatory material.

     D. If the Compliance Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with any relevant transaction reports and any explanatory material provided by the individual, to the President and legal counsel for the Fund, who shall make an independent determination as to whether a violation has occurred. Outside counsel may be consulted for assistance in making this determination.

     E. If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of the Fund.

     F. No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

VII. INVESTMENT ADVISER'S, PRINCIPAL UNDERWRITER'S AND ADMINISTRATOR'S CODE OF ETHICS

     A. General Principle: Overlapping Responsibilities. A person who is both an Access Person of the Fund and an Access Person of an investment adviser to or principal underwriter for the Fund is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. Similarly, a person who is an Access Person of the Fund and is subject to a Fund administrator's code of ethics that complies with Rule 17j-1 is only required to report under and otherwise comply with the administrator's code of ethics. These Access Persons, however, remain subject to the principles and prohibitions in Section III.A hereof.

     B. Procedures. Each such investment adviser, principal underwriter and administrator of the Fund must:

          (1) Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

          (2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

          (3) Promptly report to the Fund in writing any material amendments to its code of ethics, along with the certification described under
               Section VIII.B below.

VIII. ANNUAL WRITTEN REPORTS TO THE BOARD

     At least annually, the Compliance Officer, on behalf of the Fund, investment adviser, principal underwriter, and administrator will provide written reports to the Board of Directors as follows:

     A. Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The Compliance Officer, investment adviser, principal underwriter, and the administrator may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

     B. Certification. Each report must be accompanied by a certification to the Board that the Fund, investment adviser, principal underwriter, and administrator have adopted procedures reasonably necessary to prevent their Access Persons from violating their code of ethics.

IX.  RECORDKEEPING

     The Fund will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     A. A copy of this Code and any other code adopted by the Fund, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     C. A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     E. A copy of each annual report required by Section VIII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

X.   MISCELLANEOUS

     A. Confidentiality. All reports and other information submitted to the Fund pursuant to this Code shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

     B. Interpretation of Provisions. The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

     C. Compliance Certification. Within 10 days of becoming an Access Person of the Fund, and each year thereafter, each such person must complete the Compliance certification, attached as Appendix IV.

Adopted  September 25, 1997; amended May  __ , 2000

                                   APPENDIX I

                             INITIAL HOLDINGS REPORT

                       FOR FLEMING MUTUAL FUND GROUP, INC.

Name of Reporting Person: ___________________________________________

Date Person Became Subject to the
   Code's Reporting Requirements: ___________________________________

Information in Report Dated as of: __________________________________
[NOTE: Date person became subject and as of date should be the same.]

Date Report Due: ____________________________________________________

Date Report Submitted: ______________________________________________

SECURITIES HOLDINGS

                                                 Principal Amount, Maturity
 Name of Issuer and           No. of Shares      Date and Interest Rate
  Title of Security          (if applicable)     (if applicable)
  -----------------          ---------------     ---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
------------------------------                    ------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-----------------------------------------------------   ------------------------
Signature                                               Date

                                   APPENDIX II

                             ANNUAL HOLDINGS REPORT

                       FOR FLEMING MUTUAL FUND GROUP, INC.

Name of Reporting Person: _______________________________________

Information in Report Dated as of: ______________________________

Date Report Submitted: __________________________________________

Calendar Year Ended: December 31, ____

[NOTE: Information should be dated no Date Report Due: more than 30 days before report is submitted.]

SECURITIES HOLDINGS

                                                      Principal Amount, Maturity
  Name of Issuer and           No. of Shares          Date and Interest Rate
  Title of Security           (if applicable)         (if applicable)
  -----------------           ---------------         ---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here.[ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

                                    Date Account Was     Name(s) on and
Name of Broker, Dealer or Bank        Established        Type of Account
------------------------------        -----------        ---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here.[ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-----------------------------------------------------   ------------------------
Signature                                               Date

                                  APPENDIX III

                                QUARTERLY REPORT

                       FOR FLEMING MUTUAL FUND GROUP, INC.

Name of Reporting Person:  ________________________________________

Calendar Quarter Ended:    ________________________________________

Date Report Due:           _______________________________ 10, ____

Date Report Submitted:     ________________________________________

SECURITIES TRANSACTIONS

               Name of                     Principal Amount,                         Name of Broker,
             Issuer and                    Maturity Date and                         Dealer or Bank
  Date of     Title of     No. of Shares     Interest Rate       Type of                Effecting
Transaction   Security    (if applicable)   (if applicable)    Transaction   Price     Transaction
-----------   --------    ---------------   ---------------    -----------   -----     -----------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

If you have no securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS. If you established a securities account during the quarter, please provide the following information:
                                   Date Account        Name(s) on and
Name of Broker, Dealer or Bank     was Established     Type of Account
------------------------------     ---------------     ---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-----------------------------------------------------   ------------------------
Signature                                               Date

                                   APPENDIX IV

                            COMPLIANCE CERTIFICATION

                       FOR FLEMING MUTUAL FUND GROUP, INC.

                              INITIAL CERTIFICATION

I CERTIFY THAT I:

(i)    HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF ETHICS;
(ii)   UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
(iii)  RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND PROCEDURES;
(iv)   UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
(v)    WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND
(vi)   HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.


Signature: _____________________________________________________________________

Name: __________________________________________________________________________
                                     (Please print)

Date Submitted: ________________________________________________________________

Date Due: _________________________

--------------------------------------------------------------------------------

                              ANNUAL CERTIFICATION

I CERTIFY THAT I:

(i)    HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF ETHICS;
(ii)   UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
(iii)  RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND PROCEDURES;
(iv)   UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
(v) HAVE COMPLIED WITH THE FUND'S CODE OF ETHICS AND ANY APPLICABLE REPORTING REQUIREMENTS DURING THIS PAST YEAR;
(vi)   HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE WITH THE CODE BELOW;
(vii) WILL FULLY COMPLY WITH THE FUND'S CODE OF ETHICS; AND (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.

EXCEPTION(S):

Signature: _____________________________________________________________________


Name: __________________________________________________________________________
                                 (Please print)

Date Submitted: ________________________________________________________________

Date Due:  ______________________